Exhibit (a)(1)(iv)

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

BMC FUND, Inc.

Tendered Pursuant to the Offer to Purchase,

Dated August 9, 2021

ONLY COMPLETE THIS FORM IF YOU WISH

TO CANCEL THE INSTRUCTIONS YOU SUBMITTED

ON YOUR LETTER OF TRANSMITTAL

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT,

AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

THE FUND BY, 11:59 P.M. (EASTERN TIME) ON September 10, 2021,

UNLESS THE OFFER IS EXTENDED

COMPLETE AND RETURN THIS

NOTICE OF WITHDRAWAL AND RETURN TO:

WENDY SIMS

BMC FUND, INC.

800 HICKORY BLVD. SW

LENOIR, NC 28645

(828) 758-6100

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest in BMC Fund, Inc. (the “Fund”), or the tender of a portion of such interests, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated [______], 2021.

Such tender was in the amount of:

[_] Entire Amount of Shares

[_] Portion of Shares:

Number of Shares:______________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interests in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

For Individual Shareholders and Joint Tenants:

Print Name of Shareholder

Signature

Joint Tenant Name (if applicable)

Joint Tenant Signature (if applicable)

Date:______________

For Other Shareholders:

Print Name of Shareholder or Entity

Title of Signatory

Signature

Print Name of Co-Signatory

Title of Co-Signatory

Co-Signatory Signature

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